                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-12



                                  PEMSTAR, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

[LOGO] Pemstar

                                 PEMSTAR INC.
                          3535 Technology Drive N.W.
                              Rochester, MN 55901

                          ---------------------------

                           NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                           TO BE HELD JULY 24, 2003

                          ---------------------------

TO THE SHAREHOLDERS OF PEMSTAR INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pemstar Inc. ("Pemstar" or the "Company") will be held at 3535 Technology Drive N.W., Rochester, Minnesota on Thursday, July 24, 2003, at 4:00 p.m. Central Standard Time, for the purpose of considering and acting upon:

   (1) The election of three Class III directors for terms expiring in 2006 and until their successors are elected;

   (2) To amend the Pemstar Inc. 2000 Employee Stock Purchase Plan to increase the number of shares available for purchase under the Plan by 500,000 shares;

   (3) To ratify the selection of Ernst & Young LLP as the independent public accountants for the fiscal year ending March 31, 2004; and

   (4) Such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on June 9, 2003, are the only persons entitled to notice of and to vote at the meeting.

   Your attention is directed to the attached Proxy Statement. Whether or not you plan to be personally present at the meeting, please complete, sign, date and mail the enclosed proxy card as promptly as possible in order to save us further solicitation expense. If you later desire to revoke your proxy, you may do so at any time before it is exercised. Enclosed with the proxy card is an envelope addressed to Pemstar Inc. for which no postage is required if mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Allen J. Berning
                                          Allen J. Berning
                                          Chief Executive Officer

June 30, 2003

                                 PEMSTAR INC.
                          3535 Technology Drive N.W.
                              Rochester, MN 55901

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 24, 2003

   This Proxy Statement has been prepared on behalf of the Board of Directors of Pemstar Inc. ("Pemstar" or the "Company") in connection with the solicitation of proxies for our Annual Meeting of Shareholders to be held on July 24, 2003 (the "Annual Meeting"), and at any and all adjournments of the Annual Meeting. The cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, are being paid for by the Company. In addition, we will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of our common stock on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of these shares. Officers and other regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies in person or by telephone or facsimile. This Proxy Statement and the accompanying form of proxy card will be first mailed to shareholders on or about June 30, 2003.

   Shareholders of record on June 9, 2003 are the only persons entitled to vote at the Annual Meeting. As of that date, there were 37,556,867 issued and outstanding shares of our common stock, the only outstanding voting securities of the Company. Each shareholder is entitled to one vote for each share held. There is no cumulative voting.

   Under Minnesota law, the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is necessary to approve each item of business properly presented at the meeting of shareholders. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum.

   Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted FOR each of the proposals in this Proxy Statement. If a shareholder abstains (or indicates a "withhold vote for" as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of any such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to any such matter.

   So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

   Shareholders can vote their shares by completing the enclosed proxy card and mailing it to the Company. A shareholder may revoke a proxy at any time prior to its exercise by giving written notice of revocation to an officer of the Company or by filing a new written appointment of a proxy with an officer of the Company. Unless so revoked, properly executed proxies will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth, as of May 31, 2003, certain information with respect to all shareholders known to us to have been beneficial owners of five percent or more of our common stock, and information with respect to our common stock beneficially owned by our directors, our executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation" below and all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within sixty days of May 31, 2003 ("currently exercisable options") are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner                                           Number   Percent
------------------------                                          --------- -------
5% Shareholders:
Lehman Brothers Holdings Inc. and certain of its affiliates (1).. 4,959,903  11.7%
 399 Park Avenue
 New York, New York 10022
Prudential Financial, Inc. (2)................................... 1,991,800   5.0%
 751 Broad Street
 Newark, New Jersey 07102

Executive Officers and Directors:
Allen J. Berning (3)............................................. 1,119,600   2.9%
Hargopal (Paul) Singh (4)........................................   483,944   1.2%
Robert D. Ahmann (5).............................................   455,604   1.2%
Linda U. Feuss (6)...............................................    39,796     *
Roy A. Bauer (7).................................................    27,100     *
Thomas A. Burton (8).............................................    18,660     *
Kenneth E. Hendrickson (9).......................................   129,400     *
Bruce M. Jaffe (10)..............................................    17,585     *
Gregory S. Lea (11)..............................................    19,010     *
Wolf Michel......................................................    13,500     *
Michael Odrich (12).............................................. 4,959,903  11.7%
All directors and executive officers as a group (13 persons) (13) 7,296,841  16.3%

--------
*  Shares represent less than 1% of total shares outstanding.
(1) Shares beneficially owned by Lehman Brothers Holdings Inc. include shares held by the following wholly owned subsidiaries and affiliates of Lehman Brothers Holdings Inc.:

                                                                 Number of
     Name                                                         Shares
     ----                                                        ---------
     LB I Group Inc. ("LB I Group")............................. 2,547,084
     Lehman Brothers Venture Capital Partners I, L.P. ("LB VCP")   366,906
     Lehman Brothers Venture Partners L.P.......................   613,158
     Lehman Brothers VC Partners L.P............................ 1,333,332
     Lehman Brothers MBG Venture Capital Partners 1998 (A) L.P..    87,807
     Lehman Brothers MBG Venture Capital Partners 1998 (B) L.P..     1,620
     Lehman Brothers MBG Venture Capital Partners 1998 (C) L.P..     9,996

   Effective March 15, 2001, LB I Group and LB VCP granted to Pemstar an irrevocable proxy to vote 2,200,000 of the shares of the common stock that they would otherwise be entitled to vote at any meeting of our shareholders, or to give consent in lieu of voting on any matter which is submitted for a vote or consent to our shareholders. The proxy and the powers granted under the proxy are not revocable by the grantors and will remain in effect until automatically terminated when the grantors and their affiliates cease to own on a collective basis 10% or more of our common stock. The proxy will also terminate with respect to any shares that are transferred by the grantors to any person that is not affiliated with the grantors. As a result of this proxy, Lehman Brothers Holdings Inc. has voting power with respect to approximately 7.4% of our common stock. Information for security ownership of Lehman Brothers Holdings Inc. and certain of its affiliates is based on Schedule 13D/A filed by Lehman Brothers Holdings Inc. and certain of its affiliates on February 14, 2001 and a questionnaire completed by one of our directors, Michael Odrich.
(2) The information for security ownership of the shares referenced in the beneficial ownership table is based on a Schedule 13G filed by Prudential Financial, Inc. on February 11, 2003. According to that Schedule 13G, Prudential Financial Inc. indirectly owns 100% of the equity interests in Jennison Associates LLC. Jennison Associates LLC filed a Schedule 13G on February 14, 2003 indicating that it may be deemed to beneficially own 1,988,100 of the shares of our common stock shown in the table as owned by Prudential Financial, Inc.
(3) The shares of common stock included in this table include 152,500 shares that can be acquired upon the exercise of currently exercisable options and 200 shares owned by Mr. Berning's spouse. Mr. Berning disclaims beneficial ownership of the 200 shares owned by his spouse.
(4) Includes 75,350 shares held by Mr. Singh's spouse and 25,500 shares that can be acquired upon the exercise of currently exercisable options.
(5) The shares of common stock included in this table include 166,500 shares that can be acquired upon the exercise of currently exercisable options.
(6) Includes 37,029 shares that can be acquired upon the exercise of currently exercisable options.
(7) Includes 15,100 shares held jointly by Mr. Bauer and his spouse and included 13,400 shares that can be acquired upon the exercise of currently exercisable options.
(8) Includes 12,660 shares that can be acquired upon the exercise of currently exercisable options.
(9) Includes 31,700 shares held jointly by Mr. Hendrickson and his spouse, 93,300 shares held in the Hendrickson Family Limited Partnership, 1,000 shares held by Mr. Hendrickson's spouse as custodian for their grandchildren in uniform gifts to minors accounts, and 3,480 shares that can be acquired upon the exercise of currently exercisable options.
(10) Includes 11,785 shares that can be acquired upon the exercise of currently exercisable options.
(11) Includes 3,600 shares held by Mr. Lea's spouse, 10,000 shares held jointly by Mr. Lea and his spouse and 5,410 shares that can be acquired upon the exercise of currently exercisable options.
(12) Mr. Odrich is a Managing Director of Lehman Brothers Inc. and holds other positions with certain of its affiliates and accordingly, may be deemed to have beneficial ownership of Lehman Brothers Inc.'s interest in us. Mr. Odrich disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest, if any. The address of Mr. Odrich is c/o Lehman Brothers Inc., 399 Park Avenue, New York, New York 10022.
(13) See Notes (3) through (12). Includes an aggregate of 444,624 shares issuable upon the exercise of currently exercisable options held by our executive officers and directors.

                             ELECTION OF DIRECTORS

   The number of directors currently serving on our Board of Directors is seven. The directors are divided into three classes. The members of each class are elected to serve three-year terms, with the term of office of each class ending in successive years. Allen J. Berning and Greg S. Lea are directors currently in Class III whose terms expire at the Annual Meeting. Steve Petracca, another Class III director, resigned as a director in connection with his departure from the Company. As a result, the Corporate Governance Committee of the Board of Directors recommended on May 8, 2003 that Wolf Michel be appointed to the position vacated by Mr. Petracca and to stand for election in Mr. Petracca's stead at the Annual Meeting. The Board of Directors accepted this recommendation at its regular meeting on May 8, 2003. Additionally, along with Mr. Michel, the Board of Directors has nominated Messrs. Berning and Lea for re-election to the Board at the Annual Meeting for terms expiring at the annual shareholders' meeting in 2006 or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal.) Karl Shurson, who had been a Class I director, passed away on September 18, 2002. Robert Ahmann, who had also been a Class I director, resigned as a director to accommodate Pemstar's goal of increasing outside directorship on the Board of Directors. The Corporate Governance Committee of the Board of Directors will make recommendations to the Board of Directors for candidates to fill the positions vacated by Messrs. Shurson and Ahmann, and nominees for the positions will stand for election at the 2004 Annual Meeting.

   The Board of Directors recommends that you vote for each of the nominees named above. The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required for the election of the above nominees to the Board of Directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Berning, Lea and Michel. Shares represented by proxies as to which the authority to vote for a nominee has been withheld will be deemed present and entitled to vote for purposes of determining the existence of a quorum and calculating the numbers of votes cast, but will be deemed not to have been voted in favor of the candidate with respect to whom the proxy authority has been withheld. Each of the nominees is currently serving on the Board of Directors. Each nominee has indicated a willingness to serve, but in the unlikely event that the nominees are not candidates for election at the Annual Meeting, the persons named as proxies will vote for such other persons as the Board of Directors or proxies may designate.

   Information regarding the nominees to the Board of Directors and the other incumbent directors is set forth below.

  Name                   Age Nominee or Continuing Director and Term
  ----                   --- ---------------------------------------
  Allen J. Berning...... 48  Director and nominee, with term expiring in 2003
  Gregory S. Lea........ 50  Director and nominee, with term expiring in 2003
  Wolf Michel........... 63  Director and nominee, with term expiring in 2003
  Bruce M. Jaffe........ 59  Director, with term expiring in 2004
  Kenneth E. Hendrickson 62  Director, with term expiring in 2005
  Thomas A. Burton...... 68  Director, with term expiring in 2005
  Michael Odrich........ 39  Director, with term expiring in 2005

   Allen J. Berning has served as our Chief Executive Officer, director and Chairman of our Board since the founding of Pemstar in 1994. Prior to founding Pemstar, Mr. Berning was employed by IBM for fifteen years, where he held several engineering and management positions in process engineering, manufacturing, cost engineering and resource planning, including most recently as Operations Manager for IBM's Rochester Storage Systems facility. Mr. Berning received a B.S.I.E. and an M.B.A. from St. Cloud State University. He is currently serving as board member and past chair of the Greater Rochester Area University Center. In 1999, Mr. Berning received the national Ernst & Young Entrepreneur of the Year Award.

   Gregory S. Lea has served as a director of Pemstar since April 2001, and, since July 2002, as Executive Vice President and Chief Financial Officer. From 1993 to April 2002, Mr. Lea has served as a corporate Vice

President for Jostens Corporation, a commemorative and affiliation products manufacturer, serving most recently as corporate Vice President--Business Ventures. From 1993 to 1999, Mr. Lea held two other corporate vice presidency positions at Jostens Corporation. From 1974 to 1993, Mr. Lea was employed by IBM Corporation, where he held several management and administrative positions. From 1981 to 1993, Mr. Lea was President and a member of the Board of Directors of the Ability Building Center, Inc. Mr. Lea holds a B.S. in accounting/business management from Minnesota State University, Mankato.

   Wolf Michel has served as a director of Pemstar since May 2003. Mr. Michel has been an independent consultant since 2001. From 1996 to 2001, Mr. Michel held various executive positions with Solectron in Europe and served as a Vice-President of Solectron Corporation. Prior to that, he was with Hewlett Packard for 31 years in a variety of general management, engineering and manufacturing positions in Europe and the United States.

   Bruce M. Jaffe has served as a director of Pemstar since 2000. Mr. Jaffe is currently Vice President and Chief Financial Officer of LogicVision, Inc., a provider of proprietary technologies for embedded test, and is a director of both Metron Technology N.V. and Southwall Technologies Inc. Mr. Jaffe was Senior Vice President and Chief Financial Officer of Bell Microproducts Inc., a distributor of storage and computer products from 1997 to 1999. From 1967 to 1996, Mr. Jaffe was employed by Bell Industries Inc., a distributor of electronic components, where he held several management positions, most recently as President, Chief Operating Officer and a member of the Board of Directors. From 1965 to 1967, Mr. Jaffe was employed as an accountant by Price Waterhouse. Mr. Jaffe holds a B.S. in Business from the University of Southern California and is a certified public accountant. Mr. Jaffe also currently serves on the Board of Advisors for the University of Southern California School of Business.

   Kenneth Hendrickson has served as a director of Pemstar since June 2002. Currently, Mr. Hendrickson is the Chairman and acting Chief Executive Officer for XIOtech Corporation, which designs, manufactures and markets comprehensive networked storage solutions. Mr. Hendrickson was the Chairman and Chief Executive Officer of Ancor Communications, Incorporated from August 1997 until Ancor was acquired by QLogic Corporation on August 1, 2000. He served as a consultant of QLogic from August 1, 2000 until August 1, 2001. Ancor and QLogic design and produce products for storage area networks. Mr. Hendrickson has served in executive positions for Western Digital Corporation, Archive Corporation, Control Data Corporation, and IBM Corporation where he served more than 18 years in a variety of general management, development and manufacturing positions.

   Thomas A. Burton has served as a director of Pemstar since 1994. Mr. Burton has been an independent consultant since 1998. From 1992 to 1998, Mr. Burton was appointed to serve on the Minnesota Public Utilities Commission which regulates the electric gas and telephone industries in Minnesota. Prior to 1994, Mr. Burton was President and Chief Executive Officer of Waters Instruments Inc., a diversified manufacturer of medical and agricultural products and a contract manufacturer for the computing and telecommunications industries.

   Michael Odrich has served as a director of Pemstar since June 2002 and previously, from 1998 until January 2001. Since 1995, Mr. Odrich has been a Managing Director of Lehman Brothers' Global Venture Capital Fund and has been head of the private equity investing activities of Lehman Brothers since 2000. Prior to joining Lehman Brothers Private Equity, he served as assistant to Lehman Brothers' Chairman and Chief Executive Officer from 1993 until 1995. Mr. Odrich joined the Investment Banking Division of Lehman Brothers in 1986. He is currently a director of Regeneration Technologies, Inc. Mr. Odrich holds a B.A. degree from Stanford University and an M.B.A. from Columbia University.

Meetings and Committees of the Board of Directors

   During the fiscal year ended March 31, 2003, the Board of Directors held seven meetings and acted nine times by written action. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served. The Board of Directors has an Audit Committee, an Executive Compensation Committee, and a newly formed Corporate Governance Committee which replaces the Nominating Committee.

   The Audit Committee recommends to the Board of Directors the selection of independent accountants and reviews the activities and reports of the independent accountants and our internal accounting and legal controls. The Audit Committee is composed of Messrs. Burton, Jaffe and Hendrickson. All members of our Audit Committee are independent within the meaning of Section 301 of the Sarbanes-Oxley Act and as independence is defined in Rule 4200(a)(14) of the NASD listing standards. A copy of the First Amended Audit Committee Charter, as amended in 2003, is attached as Appendix A to this proxy statement. In addition, the Board of Directors has determined that the Audit Committee includes at least one member (Mr. Jaffe) who is an "audit committee financial expert." During fiscal 2003, the Audit Committee held seventeen meetings.

   The Executive Compensation Committee determines the compensation for our executive officers and establishes our compensation policies and practices. The Executive Compensation Committee is composed of Messrs. Burton, Jaffe, and Hendrickson. During fiscal 2003, the Executive Compensation Committee held six meetings.

   Prior to its replacement by the Corporate Governance Committee, the Nominating Committee made recommendations to the Board of Directors concerning candidates for election to the Board of Directors. The Nominating Committee was composed of Messrs. Berning, Burton and Jaffe and, during fiscal 2003, held four meetings. Near the end of fiscal 2003, the Nominating Committee was replaced by the Corporate Governance Committee, which is composed entirely of independent directors. The Corporate Governance Committee makes recommendations to the Board of Directors concerning the appropriate size, function and needs of the Board of Directors in accordance with Pemstar's Corporate Governance Charter, which includes making recommendations to the Board of Directors and shareholders on Director nominees. The Corporate Governance Committee is composed of Messrs. Burton, Jaffe and Hendrickson. The Corporate Governance Committee did not meet during fiscal 2003.

Compensation of Directors

   We pay our non-employee board members an annual retainer of $10,000, $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting. We also reimburse our non-employee directors for reasonable expenses incurred in serving as a director. All of our non-employee directors are entitled to participate in our stock option plans. The number of options granted to our non-employee directors is determined by our Executive Compensation Committee on an annual basis. In fiscal 2003, our non-employee directors, Thomas A. Burton, Bruce M. Jaffe, Mike Odrich, Ken Hendrickson and Greg Lea, were each awarded options to purchase 10,000 shares of common stock under our 2002 Stock Option Plan.

                            EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

Compensation Overview

   The Executive Compensation Committee of the Board of Directors (the "Committee") is responsible for reviewing and establishing overall compensation programs to ensure Pemstar's ability to attract, retain and motivate qualified executives and directors on a worldwide basis. Pemstar's executive compensation programs include base salary, short-term incentive compensation and incentive stock option awards. The Committee currently consists of three non-employee directors, all of whom are appointed by the Board of Directors. The Committee reviews and approves the base salary, short-term incentive compensation and incentive stock option award programs for Pemstar's Chief Executive Officer and other executive officers. The Committee has the authority to change Pemstar's compensation programs at any time. From time to time, the Committee may hire experienced outside consultants to analyze and review Pemstar's compensation programs to confirm that the compensation programs meet the Committee's stated objectives. In fiscal 2002, the Committee engaged the services of Marsh Consulting to perform a benchmark survey of the Company's compensation programs.

   Pemstar has a "pay for performance" compensation program designed to motivate and reward executives for attaining financial and strategic objectives essential to Pemstar's success and continued growth while at the same time allowing Pemstar to attract, retain and motivate high-caliber executives. The Committee's practice is to establish annual company financial performance targets at the outset of each year, and to pay bonuses based on performance against these pre-established targets and goals. Base salaries for Pemstar's executive officers are targeted to be generally average in comparison to executive officer salaries paid by other electronics manufacturing service providers with comparable total revenues. Based on the Marsh survey, the Committee has recommended adjustments to the Company's salary and benefit structure, contingent on meeting certain financial goals, to help it remain competitive. Through the short-term incentive compensation program, Pemstar's executive officers have an opportunity to earn above average compensation as compared to other electronics manufacturing service providers with comparable total revenues. The Committee periodically reviews national and regional compensation surveys to determine and establish competitive levels of compensation.

Compensation of Executive Officers

   Pemstar's compensation program for its executive officers consists of three basic elements: base salary, short-term incentive compensation and incentive stock option awards.

   Base Salary. Base salaries for Pemstar's executive officers are determined based on company performance and internal job value. Merit increases in base salary are tied to annual performance reviews and are subject to minimum and maximum base salary levels based on comparable compensation for similar executive officer positions at other electronics manufacturing services companies with total revenues comparable to Pemstar's revenues.

   Short-Term Incentive Compensation. Short-term incentive compensation for executive officers is paid pursuant to a financial performance award program, which is based upon Pemstar's annual financial performance and, in some cases, the annual financial performance of a particular business unit. Performance targets are based on Pemstar's budget as approved annually by the Board of Directors. No short-term incentive compensation payments are made unless a minimum return on invested capital is met. Executive officers are required to achieve targets based on Pemstar's net earnings and or the operating earnings of a particular business unit. The maximum compensation opportunity for executive officers under Pemstar's short-term incentive compensation program for fiscal 2003 may range from 3% to 25% of base salary.

   With respect to fiscal 2003, except in the case of one executive officer who was hired during fiscal 2002 and whose terms of employment include a guaranteed bonus if certain objectives were achieved, the Committee did not pay any short-term incentive compensation to executive officers because Pemstar did not achieve its target earnings objectives.

   Incentive Stock Option Awards. Incentive stock options are granted to executive officers under Pemstar's stock option plans (the "Plans"). The purpose of the Plans is to attract, retain and motivate executives capable of assuring Pemstar's future success by affording them an opportunity to acquire an ownership interest in Pemstar and to align executive officer compensation directly with the creation of shareholder value.

   When making option grant determinations, the Committee considers the recommendations of the Chief Executive Officer and the Option Committee, an individual's performance, business unit performance and Pemstar's overall performance. When determining the size of an option grant, the Committee takes into account a number of factors, including individual performance and leadership and the number of options already outstanding or previously granted.

   The Committee's policy is to review each individual's performance and option position on an annual basis. All of Pemstar's outstanding stock options were granted at an exercise price equal to the fair market value of Pemstar's common stock on the date of grant. Options granted under the Plan have a term of ten years and generally vest ratably over a three-year period.

   In fiscal 2003, the Committee awarded certain executive officers options to purchase additional shares of common stock as part of their promotions within the company. In addition, certain executive officers were awarded options to purchase additional shares of common stock as part of an option grant to all employees.

Compensation of the Chief Executive Officer

   The Chief Executive Officer's compensation is determined by the Committee in a manner similar to the compensation of the other executive officers.

   Base Salary. Each year the Committee thoroughly reviews competitive market data and compares it to the current base salary of the Chief Executive Officer. The market data is selected from compensation surveys that include data from electronics manufacturing services companies with total revenues comparable to Pemstar's total revenues. In fiscal year 2003, Mr. Berning's base salary was not increased over his base salary paid in fiscal year 2002. In reaching its decision not to increase Mr. Berning's salary during the fiscal year, the Committee considered Pemstar's financial performance and the impact of the economic downturn on the Company.

   Short-Term Incentive Compensation. Mr. Berning did not receive any short-term incentive compensation with respect to fiscal 2003 because Pemstar did not achieve its target earnings objectives.

   Incentive Stock Option Awards. In fiscal 2003, the Committee awarded Mr. Berning options to purchase 36,000 additional shares of Pemstar's common stock, as part of a grant to all qualified company employees.

Section 162(m) of the Internal Revenue Code

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company's incentive stock option awards as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its Plans intended to preserve the full deductibility of certain performance-based compensation under the Code.

                                          Thomas A. Burton
                                          Bruce M. Jaffe
                                          Kenneth E. Hendrickson

                                          Members
                                          Executive Compensation Committee

                          Summary Compensation Table

   The following table sets forth the cash and noncash compensation for the fiscal years ended March 31, 2003, March 31, 2002 and March 31, 2001 awarded to or earned by our Chief Executive Officer and our five other most highly compensated persons who were executive officers of the Company at any time during the year ended March 31, 2003.

                                               Annual        Long-Term
                                           Compensation (1) Compensation
                                           ---------------- ------------
                                                             Securities
                                                             Underlying   All Other
                                           Salary   Bonus   Options/SARs Compensation
    Name and Principal Position       Year  ($)      ($)        (#)         ($)(2)
    ---------------------------       ---- -------  ------  ------------ ------------
Allen J. Berning..................... 2003 222,404      --     36,000       5,656
   Chairman of the Board and          2002 219,806      --          0       4,256
   Chief Executive Officer            2001 200,769      --     42,500       3,825

Steve V. Petracca.................... 2003 199,384      --          0       3,628
   Executive Vice President--         2002 240,419      --          0       4,789
   Business Development               2001 227,885      --     25,500       5,037

Hargopal (Paul) Singh................ 2003 187,077      --     21,600          --
   Executive Vice President--         2002 194,528      --          0       1,541
   International Operations           2001 165,769      --     25,500       2,403

Robert D. Ahmann..................... 2003 158,277      --     21,600       1,592
   Executive Vice President--         2002 157,308      --          0       1,576
   Industrial                         2001 147,884      --     25,500       1,539

Linda U. Feuss(3).................... 2003 161,569  30,000     19,732       4,847
   Executive Vice President, General  2002 137,063  30,000     36,272         872
   Counsel and Corporate Secretary

Roy A. Bauer(4)...................... 2003 144,981      --     15,000       2,472
   Executive Vice President--         2002 110,788      --     25,000       2,905
   World Wide Operations

--------
(1) With respect to each of the named executive officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary and bonus reported for such named officer.
(2) The reported compensation includes our contributions (excluding employee earnings reduction contributions) under our 401(k).
(3) Ms. Feuss joined Pemstar in April of 2001. 15,000 of the options awarded to or earned by Ms. Feuss in 2003 were granted pursuant to Pemstar's option plan and 4,732 were granted in lieu of a portion of Ms. Feuss' short-term incentive compensation. 27,500 of the options awarded to or earned by Ms. Feuss in 2002 were granted pursuant to Pemstar's option plan and 8,772 were granted in lieu of a portion of Ms. Feuss' short-term incentive compensation.
(4) Mr. Bauer joined Pemstar in May of 2001.

Option Grants in Last Fiscal Year

   The following table sets forth information regarding grants of stock options to each of the executive officers named in the Summary Compensation Table during fiscal 2003. The percentage of total options set forth below is based on an aggregate of 1,298,372 options granted to employees during fiscal 2003. All options were granted with an exercise price equal to the average of the daily high and low trading prices of Pemstar's common stock on the Nasdaq National Market on the date of grant. Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved for the options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the fair market value of the stock at the time of option grant, and do not represent our estimate or projection of the future stock price.

               Option Grants in Fiscal Year Ended March 31, 2003

                                  Individual Grants
                      ------------------------------------------
                                                                 Potential Realizable
                      Number of   % of Total                     Value at Assumed
                      Shares of     Option                       Annual Rate Of
                        Common     Granted   Exercise             Stock Price
                        Stock         to      Price              Appreciation For
                      Underlying  Employees    Per                Option Term
                       Options      in FY     Share   Expiration --------------------
        Name           Granted     2003 (%)    ($)       Date    5%($)     10%($)
        ----          ----------  ---------- -------- ----------  ------    -------
Allen J. Berning.....   36,000(1)    2.8%     $1.54    11/6/2012 34,866    143,797
Steve V. Petracca....        0       0.0%        --           --      0          0
Hargopal (Paul) Singh   21,600(1)    1.7%     $1.54    11/6/2012 20,920     86,278
Robert D. Ahmann.....   21,600(1)    1.7%     $1.54    11/6/2012 20,920     86,278
Linda U. Feuss.......   15,000(1)    1.2%     $1.71    5/28/2012 16,131     66,529
                         8,772(2)    0.7%     $1.71    5/30/2012  9,433     38,906
Roy A. Bauer.........   10,000(1)    0.8%     $1.14   10/10/2012  7,169     29,569
                         5,000(1)    0.4      $1.54   11/06/2012  4,842     19,972

--------
(1) Options vest in three equal annual installments commencing on the first anniversary of their grant date.
(2) Options fully vested at time of grant.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

   The table below sets forth the number of shares of common stock acquired upon the exercise of options in the fiscal year ended March 31, 2003 and the value and the number of shares of common stock subject to exercisable and unexercisable options held as of March 31, 2003, by each of the executive officers named in the Summary Compensation Table.

  Aggregate Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

                                                Number of Shares      Value of Unexercised In-
                       Number                Underlying Unexercised     the-Money Options at
                         of                    Options at Year-End          Year-End (2)
                       Shares     Value     ------------------------- -------------------------
        Name          Acquired Realized (1) Exercisable Unexercisable Exercisable Unexercisable
        ----          -------- ------------ ----------- ------------- ----------- -------------
Allen J. Berning.....    0          0         138,475      50,025           --       $20,880
Steve V. Petracca....    0          0               0           0           --            --
Hargopal (Paul) Singh    0          0          17,085      30,015           --       $12,528
Robert D. Ahmann.....    0          0         158,085      30,015           --       $12,528
Linda U. Feuss.......    0          0          18,122      33,150       $3,597       $ 6,150
Roy A. Bauer.........    0          0           8,500      31,500           --       $12,700

--------
(1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of one share of Pemstar common stock on the day such options were exercised, which is equal to the average of the daily high and low trading prices for our common stock on such dates, multiplied by the number of shares exercised.
(2) Based on an estimated fair market value of $2.12, which is equal to the average of the daily high and low trading prices for our common stock on March 31, 2003.

Employment Contracts for Executive Officers

   We currently do not have employment agreements with any of our executive officers, although the terms of our change of control agreements with each executive officer impose limitations on our ability to terminate an executive officer under certain conditions. See "Executive Compensation--Change in Control Arrangements."

Pension and Retirement Plans

   In 1995, we adopted a 401(k) plan to provide eligible employees with a tax preferential savings and investment program. Employees become eligible to participate in the 401(k) plan on the first day of the first month after they become employed by us, at which point we classify them as participants. Employees may elect to reduce their current compensation by not less than 1% nor more than 15% of eligible compensation or the statutorily prescribed annual limit, currently $12,000, and have this reduction contributed to the 401(k) plan. Our Board of Directors may change the minimum and maximum contribution levels, subject to the statutorily prescribed limit. The 401(k) plan permits, but does not require, us to make discretionary matching contributions and discretionary profit sharing contributions to the 401(k) plan on behalf of eligible participants. In 1997, our Board of Directors approved a discretionary matching contribution of 3% of an employee's contributions to the plan. All contributions made by and on behalf of participants are subject to a maximum contribution limitation currently equal to the lesser of 25% of their compensation or $30,000 per year. At the direction of each participant, the trustee of the 401(k) plan invests the assets of the 401(k) plan in selected investment options. Contributions by participants or by us to the 401(k) plan and income earned on plan contributions are generally not taxable to the participants until withdrawn, and contributions by us, if any, are generally deductible by us when made. In fiscal 2003, we made $1,485,547 in matching contributions to the plan on behalf of participants.

Change in Control Arrangements

   We have entered into change in control arrangements with each of our executive officers. These agreements are designed to diminish the distractions that could be caused by personal uncertainties and risks associated with changes in control and other significant business combinations involving Pemstar by providing these individuals with assurances regarding their compensation and benefits expectation under such circumstances.

   Under these agreements, we agree not to terminate any of these individuals during the six month period prior to a "change in control" involving our company and for the two year period following any change in control. If, during the applicable period, we terminate any individual other than for "cause" or "disability" or the individual terminates his employment for "good reason," the individual is entitled to receive a severance payment from us in the amount of 220% of the individual's annual base salary in effect at the time of termination or immediately prior to the change in control, whichever is earlier. We may pay the severance payment in one lump sum or in twenty-four consecutive monthly installments. Additionally, upon a change of control, certain executive officers who purchased shares of common stock by delivery of a promissory note will have the right to have such note and the related security agreements amended so that repayment of the note will be secured only by the existing pledge of the shares of common stock purchased with such note and the officers will be released from full recourse on the note.

Equity Compensation Plan Information

   The Company maintains the 1994 Stock Option Plan (the "1994 Plan"), the 1995 Stock Option Plan (the "1995 Plan"), the 1997 Stock Option Plan (the "1997 Plan"), the 1999 Amended and Restated Stock Option Plan (the "1999 Plan"), the 2000 Stock Option Plan (the "2000 Plan"), the 2002 Stock Option Plan (the "2002 Plan") and the 2000 Employee Stock Purchase Plan (the "ESPP"), pursuant to which it may grant equity awards to eligible persons. The 1994 Plan, the 1995 Plan, the 1997 Plan, the 1999 plan, the 2000 Plan, the 2002 Plan, and the ESPP have all been approved by the shareholders of the Company.

   The following table gives information about equity awards under the Company's 1994 Plan, the 1995 Plan, the 1997 Plan, the 1999 plan, the 2000 Plan, the 2002 Plan, and the ESPP as of March 31, 2003.

                                                                                                   (c) Number of
                                                                                                securities remaining
                                                                                                available for future
                                                        (a) Number of                              issuance under
                                                   securities to be issued    (b) Weighted-            equity
                                                        upon exercise        average exercise    compensation plans
                                                       of outstanding      price of outstanding      (excluding
                                                      options, warrants     options, warrants   securities reflected
                  Plan Category                          and rights             and rights         in column (a))
                  -------------                    ----------------------- -------------------- --------------------
Equity Compensation plans approved by security
  holders.........................................        3,939,876(1)           $5.67288            1,014,927(2)
Equity Compensation plans not approved by security
  holders.........................................             None                    --                 None
Total.............................................        3,939,876              $5.67288            1,014,927

--------
(1) 39,800 to be issued under the 1994 Plan; 103,500 to be issued under the 1995 Plan; 334,354 to be issued under the 1997 Plan; 1,088,446 to be issued under the 1999 Plan; and 1,052,038 to be issued under the 2000 Plan; and 1,321,738 to be issued under the 2002 Plan.
(2) 0 remaining under the 1994 Plan; 0 remaining under the 1995 Plan; 0 remaining under the 1997 Plan; 352,460 remaining under the 1999 Plan; 390,721 remaining under the 2000 Plan; 173,262 remaining under the 2002 Plan; and 98,484 remaining under the ESPP.

                         COMPARATIVE STOCK PERFORMANCE

   The graph below compares the cumulative total shareholder return on Pemstar's common stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index and an index of a group of peer companies selected by Pemstar for the thirty-two month period beginning August 8, 2000 (the date Pemstar's common stock commenced trading) and ending March 31, 2003, (assuming in each case an investment of $100 on August 8, 2000 and reinvestment of all dividends when paid). In addition to Pemstar, the companies included in the peer group are ACT Manufacturing, Inc., Benchmark Electronics, Inc., Manufacturers' Services Limited, Plexus Corp., SMTC Corporation and Viasystems Group, Inc., each of which, like Pemstar, is a publicly-traded, mid-size provider of advanced electronics manufacturing services. In calculating the cumulative total shareholder return of the peer group, the shareholder returns of the peer group companies are weighted according to the stock market capitalization of the companies.

                                    [CHART]

                         NASDAQ Stock
         Pemstar, Inc.   Market (U.S.)   Peer Group
8/8/2000    100.00         100.00          100.00
  3/2001     82.95          47.57           41.19
  3/2002     87.27          47.91           44.58
  3/2003     19.91          35.17           25.29

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and The Nasdaq Stock Market. Executive officers, directors and greater than ten percent beneficial owners are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

   Based upon a review of the forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended March 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Hargopal (Paul) Singh failed to file a Form 4 on a timely basis with respect to one transaction regarding the purchase of shares of common stock by his spouse.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans to Executive Officers

   On December 20, 2000, Allen J. Berning executed a promissory note in the face amount of $200,000 in connection with Mr. Berning's exercise of an option to purchase shares of common stock. This note bore interest at 6.01% per annum and matured on December 20, 2002, at which time it was repaid. On March 31, 2002, Hargopal (Paul) Singh executed a promissory note in the face amount of $425,334.38 in connection with Mr. Singh's purchase of shares of common stock. This note bears interest at 2.72% per annum and matures on March 31, 2005. These notes are full recourse promissory notes and are secured by a security interest in the shares purchased or issued upon exercise of the options.

     PROPOSAL TO AMEND THE PEMSTAR, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

   The Board of Directors has approved an amendment to the Pemstar Inc. Employee Stock Purchase Plan the "ESPP"), subject to shareholder approval, pursuant to which an additional 500,000 shares of Pemstar common stock would be reserved for purchase under the ESPP. The ESPP was initially approved by the Board of Directors on May 3, 2000 and by the shareholders of the Company on June 14, 2000, and was amended by the shareholders of the on July 25, 2002 to increase the number of shares authorized for issuance thereunder to 1,000,000 shares. As of June 10, 2003, the market value of our common stock, as measured by the average of the high and low trading price, is $3.75.

Summary of the ESPP

   The ESPP provides for the purchase of shares of Pemstar's common stock by eligible employees of the Company and certain related corporations through payroll deductions of 3% to 10% of an employee's current compensation ("Payroll Purchase"). Participants in the ESPP may also make additional cash contributions of $50 to $1,000 each Purchase Period for the purchase of shares of Pemstar's common stock ("Additional Purchase"). The ESPP is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

   The ESPP provides for it to be administered by a committee of two or more non-employee directors, which also interprets the ESPP. Subject to the approval of this proposal by the shareholders, employees of the Company and certain related corporations whose customary employment is at least 20 hours per week are eligible to participate in the ESPP. However, an employee who immediately after receiving a right to purchase shares would own, directly or indirectly, stock equal to 5% or more of the total combined voting power or value of all of the capital stock of the Company or all of its affiliates will not be eligible to participate in the ESPP. The ESPP will terminate if and when all the shares of the Company's common stock provided for in the ESPP have been sold. There were 1,000,000 shares of Pemstar's common stock reserved for issuance under the ESPP. Subject to the approval of this proposal by the shareholders, the Board of Directors has reserved 1,500,000 shares of Pemstar's common stock for issuance under the ESPP.

   Under the ESPP, there are thirteen four-weekly purchase periods beginning on a Saturday and ending on the Friday four weeks following (each a "Purchase Period"). On the last business day of each Purchase Period, each participant receives the right to purchase as many whole shares of Pemstar's common stock as could be purchased with the balance in that participant's stock purchase account as of that date. The purchase price for the shares purchased under the ESPP via the Payroll Purchase is 85% of the fair market value of the common stock on the last business day of the Purchase Period. The purchase price for the shares purchased under the ESPP via the Additional Purchase is the fair market value of the common stock on the last business day of the Purchase Period. No participant may purchase stock under the ESPP and under all other stock purchase plans of the Company and its affiliates at a rate exceeding $25,000 in fair market value of such stock (determined at the beginning of each Purchase Period) for each calendar year. Furthermore, no participant may purchase more than 10,000 shares of Pemstar common stock in any one Purchase Period.

   The Board of Directors may amend or discontinue the ESPP at any time. In the absence of shareholder approval, however, no amendment or discontinuation of the ESPP shall be made which (i) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc., or (ii) permit the issuance of Pemstar common stock before payment in full for them.

                        Federal Income Tax Consequences

   The ESPP and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code. Payroll deductions under the ESPP will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. No income will be taxable to a participant at the time of grant of the option or purchase of shares (except that a liability for payroll taxes may arise to both the participant and the Company). A participant may become liable for tax upon disposition of the shares acquired as summarized below.

   If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the offering period (the "date of option grant") and at least one year after the date such shares are purchased (the "date of option exercise"), in this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to what the option price would have been if it had been computed as of the date of option grant, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as capital gain. Any such capital gain would be taxed at long-term rates. If the shares are sold and the sale price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference. Under these circumstances, the Company will not be allowed a tax deduction.

   In the event that the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant, but may also be required to withhold income tax upon such amount or report such amount to the Internal Revenue Service.

   The affirmative vote of the holders of a majority of the shares of the Company's common stock represented at the meeting and entitled to vote on this matter is necessary for approval of the proposed amendment to the ESPP. Proxies will be voted in favor of such proposal unless otherwise specified. The Board of Directors and management recommend that you vote for the amendment to the ESPP.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. The Audit Committee is composed of the following non-employee directors: Bruce M. Jaffe, Chair, Thomas A. Burton and Ken Hendrickson. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee recommends to the Board of Directors, subject to shareholder ratification, the appointment of the Company's independent accountants.

   Management is responsible for Pemstar's internal controls and the financial reporting process. Pemstar's independent accountants are responsible for performing an independent audit of Pemstar's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on Pemstar's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Pemstar's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   Pemstar's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

   Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Pemstar's annual report on Form 10-K for the fiscal year ended March 31, 2003 filed with the Securities and Exchange Commission.

   The Company has at least one audit committee financial expert serving on its audit committee. Bruce Jaffe meets the qualifications for this designation under Section 407 of the Sarbanes-Oxley Act of 2002. Mr. Jaffe is independent of management.

   The Company has adopted a Code of Ethics in the Company's Business and Compliance Program, which applies to the Company's chief executive officer, principal financial officer, principal accounting officer, controllers, and all persons performing similar functions.

                                          Thomas A. Burton
                                          Bruce M. Jaffe
                                          Kenneth E. Hendrickson

                                          Members of the Audit Committee

                           INDEPENDENT AUDITORS FEES

Audit Fees

   Audit fees billed or expected to be billed to the Company by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended March 31, 2003 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for the last fiscal year totaled $680,834.

Financial Information Systems Design and Implementation Fees

   There were no services provided by Ernst & Young LLP for the design and implementation of financial information systems during the last fiscal year.

All Other Fees

   Fees billed or expected to be billed to the Company by Ernst & Young LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $384,997.

   The Company's Audit Committee has considered whether the provision of non-audit fees is compatible with maintaining Ernst & Young LLP's independence and has determined that such fees are compatible with maintaining Ernst & Young LLP's independence.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Ernst & Young LLP has served as our independent auditors beginning with the fiscal year ended March 31, 2000. The Board of Directors has again appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending March 31, 2004. While it is not required to do so, the Board of Directors is submitting the selection of Ernst & Young LLP for ratification in order to ascertain the views of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of common stock of the Company represented in person or by proxy and entitled to vote at the Annual Meeting. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be afforded an opportunity to make a statement and will be available to respond to appropriate questions.

   The Board of Directors and management recommend that you vote for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

                            SOLICITATION OF PROXIES

   All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Company's common stock. Although proxies are being solicited primarily by mail, officers and regular employees of the Company, who will receive no extra compensation for their services, may solicit such proxies by telephone, telegraph, facsimile transmission or in person.

                                 OTHER MATTERS

   The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies in the enclosed proxy will vote in accordance with their best judgment as to the best interests of the Company.

               SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

   Any shareholder proposals to be presented at the Company's Annual Meeting to be held in 2004 must be received at the principal executive offices of the Company, 3535 Technology Drive N.W., Rochester, MN 55901 by the close of business on March 2, 2004. In connection with any matter to be proposed by a shareholder at the 2004 Annual Meeting, but not proposed for inclusion in the Company's proxy materials, the proxy holders designated by the Company for that meeting may exercise their discretionary voting authority with respect to that shareholder proposal if appropriate notice of that proposal is not received by the Company at its principal executive office by March 2, 2004.

                      DOCUMENTS INCORPORATED BY REFERENCE

   The audited financial statements for the year ended March 31, 2003 and the other financial information in our Annual Report to Shareholders is incorporated herein by this reference. Our Annual Report to Shareholders is being mailed herewith to all shareholders of record on June 9, 2003.

                                          /s/ Linda U. Feuss
                                          Linda U. Feuss
                                          Secretary

June 30, 2003

                                                                     Appendix A

                                 PEMSTAR INC.
                     First Amended Audit Committee Charter
                                  May 8, 2003

I.  Purpose

   The audit committee (the "Audit Committee") is a committee appointed by the Board of Directors (the "Board") of Pemstar Inc. (the "Company") to assist the board in fulfilling its oversight responsibilities and (i) monitor the integrity of the Company's financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company's outside auditors and internal auditing department; and (iii) provide a means of communications among the outside auditors, financial and senior management, the internal auditing department and the Board.

II.  Composition and Membership Requirements

   The Audit Committee shall have at least three (3) members, each of whom shall be an "independent director" of the Company within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and applicable NASDAQ listing requirements, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Members of the Audit Committee shall be elected by the Board on an annual basis.

   All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one (1) member of the Audit Committee shall have current or past employment experience in finance or accounting, requisite professional certification in accounting or comparable experience or background (such as serving as a chief executive officer, chief financial officer or other senior management officer with financial oversight responsibilities) that qualifies such individual as an "audit committee financial expert" as that term is defined in Item 401 of SEC Regulation S-K. At a minimum, the Audit Committee Financial Expert shall : 1) have an understanding of generally accepted accounting principles and financial statements, 2) have the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, 3) have experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities, 4) have an understanding of internal controls and procedures for financial reporting, and 5) have an understanding of audit committee functions.

   Members of the Audit Committee shall appoint one of its members to act as a Chairperson.

III.  Meetings.

   The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. To facilitate open communication, the Audit Committee shall meet at least once annually with management, the director of the Company's internal auditing department and the outside auditors in separate meetings to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. The Audit Committee shall also meet with the outside auditors and management on a quarterly basis to review the Company's financial information consistent with the requirements of
Section IV below.

IV.  Responsibilities.

   The outside auditors, in their capacity as independent public accountants for the Company, shall report directly to the Audit Committee. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, determine that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles or assure the operating effectiveness of internal controls or accounting systems. These matters are the responsibility of management, the outside auditors and other professional experts.

   In order to accomplish its objectives, the Audit Committee will do the following:

      A. review and discuss the Company's audited financial statements with management;

      B. discuss with the outside auditors matters required to be discussed by Statement of Auditing Standards No. 61, as the same may be modified or supplemented;

      C. ensure that the Audit Committee receives the written disclosures and the letter from the outside auditors required by Independence Standards Board Standard No. 1, as the same may be modified or supplemented, including written statements delineating all relationships between the outside auditors and the Company and review with the Company and the outside auditors the outside auditors' independence.

      D. review with the outside auditors any disclosed relationships or services that may affect the objectivity and independence of the outside auditors and make recommendations to the Board with respect to appropriate action to ensure the independence of the outside auditors;

      E. appoint, retain, determine appropriate compensation, oversee, review the performance of, and terminate if appropriate the outside auditors;

      F. establish pre-approval policies and procedures for all audit, review or attest engagements and all engagements for permissible non-audit services; such policies and procedures to specifically detail prohibited engagements and provide a detailed criteria for acceptable engagements; such policies and procedures to require each service performed pursuant to this form of approval be reviewed by the Audit Committee and that the Audit Committee will not delegate its responsibility to management, except as permitted by the de minimus exemptions set forth in SEC rules regarding auditor independence, i.e., less than five percent of the aggregate fees paid to the audit firm in the fiscal year;

      G. at least annually, review and assess the adequacy of this charter;

      H. make a recommendation to the Board whether the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K;

      I. review and approve an Audit Committee Report in compliance with Item 306 of Regulation S-K, as the same may be modified or supplemented;

      J. make and file such reports or statements, perform such functions and take such further actions as may be required by law or rules promulgated by the Securities and Exchange Commission, the Nasdaq National Market or the rules of any exchange on which the Company's securities are listed for trading and the Company's articles of incorporation and bylaws;

      K. establish procedures for processing accounting controls;

      L. engage outside counsel and experts, as needed, for fulfilling its duties;

      M. establish procedures for 1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and 2) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

      N. in the event of a disagreement between management and the outside auditors regarding financial reporting, resolve that disagreement.

   To the extent not covered by the foregoing, in order to further accomplish its objectives, in consultation with management, legal counsel, the internal audit department and the Company's outside auditors, as the Audit Committee determines to be desirable, the Audit Committee may, but is not required to, engage in any or all of the following activities to the extent it deems necessary or appropriate:

      1. approve the audit scope and plan of the internal audit department and outside auditors;

      2. concur in the appointment and replacement of the director of internal audit department;

      3. consider the adequacy of internal controls, including computerized information system controls and security and review the findings and recommendations of the internal audit department and outside auditors with respect thereto and management's responses;

      4. at the completion of the annual examination, review:

          a. the Company's annual financial statements and related footnotes,

          b. the outside auditors' audit of the financial statements and report thereon,

          c. complex and/or unusual transactions such as restructuring charges and those involving significant judgment,

          d. management's handling of proposed audit adjustments by the outside auditors, and

          e. significant changes in the outside auditors' audit plan, serious disagreements with management or difficulties encountered in the course of the audit work, and other matters related to the audit which are customarily communicated to the Audit Committee under generally accepted auditing standards;

      5. consider with the director of internal audit and review with management as determined necessary:

          a. recommendations of the Company's internal audit department,

          b. significant findings by the internal audit department during the year and management's responses,

          c. difficulties and limitations encountered in the course of audit activities,

          d. changes in the audit scope or plan of the internal audit department,

          e. internal audit department staffing and budget, and

          f. compliance by the internal audit department with applicable professional standards;

      6. review the implementation of the recommendations of the outside auditors and internal audit department by aging analysis and other means;

      7. review with management and the outside auditors the Company's quarterly financial statements and reports of the outside auditors associated with such financial statements prior to the release of quarterly reports on Form 10-Q or otherwise;

      8. discuss with the outside auditors whether Section 10A of the Private Securities Litigation Reform Act of 1995 has been implicated;

      9. consider legal and regulatory matters and major financial risk exposures that may have a material impact on financial statements and/or related Company compliance programs;

      10. have direct access to the internal audit department, management and the outside auditors and have meetings with these parties whenever deemed necessary; and

      11. perform other functions that may be delegated by the Board.

   The scope of authority delegated herein to the Audit Committee shall include the power to conduct or authorize investigation into any matters within the Audit Committee's general scope of responsibilities. The Audit Committee shall also be empowered to retain independent counsel, accountants and other advisors to assist it in the conduct of any such investigation or any other matters as it deems necessary to fulfill its duties.
   The Audit Committee shall have the power to determine its funding needs for the ordinary administrative expenses of the Committee, the compensation of the outside auditors, and the compensation of any counsel, accountants or other advisors it retains to fulfill its duties under this Charter.

                                  PEMSTAR INC.
                           3535 Technology Drive N.W.
                               Rochester MN 55901

                         Annual Meeting of Shareholders
                                 July 24, 2003
                                 4:00 p.m. CST

                                  PEMSTAR INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having duly received the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 30, 2003, revoking all prior proxies, hereby appoints Allen J. Berning and Linda V. Feuss, and each of them, with the power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Pemstar Inc. (the "Company") to be held on July 24, 2003, at 4:00 p.m. Central Standard Time, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director named in item 1, FOR the approval of the amendment to the Pemstar Inc. 2000 Employee Stock Purchase Plan, FOR the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants and in the discretion of the named proxies on all other matters.

            (continued and to be dated and signed on the other side)

                               Please detach here

1. PROPOSAL TO ELECT THREE CLASS III DIRECTORS    [_] FOR all nominees listed below             [_] WITHHOLD AUTHORITY to vote
                                                      (Except as marked to the contrary below)      for all nominees listed below

Nominees: 01. Allen J. Berning, 02. Gregory S. Lea, 03.Wolf Michel.
Instruction: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.

2. APPROVAL OF THE AMENDMENT TO THE PEMSTAR INC. 2000 EMPLOYEE STOCK PURCHASE
   PLAN.                                                                         [_] For     [_] Against    [_] Abstain

3. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC
   ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2004.                        [_] For     [_] Against    [_] Abstain

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
   BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box [_] Indicate changes below.


                      Dated:____________________________________________________

                      Signature(s) in Box
                      Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.